                                                                    EXHIBIT 1.1


                             UNDERWRITING AGREEMENT



                               FOR THE OFFERING OF

                               1,700,000 UNITS OF

                              DXP ENTERPRISES, INC.

                               EACH CONSISTING OF

                            ONE SHARE OF COMMON STOCK

                                       AND

                  ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT

                                      WITH

                          J.P. TURNER & COMPANY, L.L.C.
                        MILLENNIUM FINANCIAL GROUP, INC.

                                       AND

                              HD BROUS & CO., INC.

                             DATED: FEBRUARY __, 1999

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                             UNDERWRITING AGREEMENT
--------------------------------------------------------------------------------

1. DESCRIPTION OF THE SECURITIES..............................................1
   (a) THE WARRANTS...........................................................2
   (b) THE UNDERWRITERS' SECURITIES...........................................2
2. REGISTRATION STATEMENT AND PROSPECTUS......................................2
3. AGREEMENTS TO SELL AND PURCHASE............................................3
4. TERMS OF PUBLIC OFFERING...................................................4
5. DELIVERY OF THE COMMON STOCK AND WARRANTS AND PAYMENT THEREFOR.............4
6. AGREEMENTS OF THE COMPANY..................................................5
7. AGREEMENTS OF THE SELLING SHAREHOLDERS.....................................9
8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................10
9. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS................15
10. INDEMNIFICATION AND CONTRIBUTION.........................................16
11. CONDITIONS OF UNDERWRITERS' OBLIGATIONS..................................20
12. EXPENSES.................................................................22
13. EFFECTIVE DATE OF AGREEMENT..............................................23
14. TERMINATION OF AGREEMENT.................................................24
15. INFORMATION FURNISHED BY THE UNDERWRITERS................................25
16. MISCELLANEOUS............................................................25
17. APPLICABLE LAW; COUNTERPARTS.............................................25

SCHEDULE I - UNDERWRITERS.....................................................i
SCHEDULE II - SELLING SHAREHOLDERS...........................................ii

                                 1,700,000 UNITS
                                       OF
                              DXP ENTERPRISES, INC.


                             UNDERWRITING AGREEMENT

                                                           FEBRUARY ____, 1999



J.P. TURNER & COMPANY, L.L.C.
MILLENNIUM FINANCIAL GROUP, INC.
HD BROUS & CO., INC.

         As Representatives of the Several Underwriters

c/o      J.P. Turner & Company, L.L.C.
         3340 Peachtree Road
         Suite 450
         Atlanta, GA  30326

Dear Sirs:

         DXP Enterprises, Inc., a Texas corporation (the "Company"), and the Selling Shareholders (as hereinafter defined), hereby confirm their agreement with J.P. Turner & Company, L.L.C., Millennium Financial Group, Inc. and HD Brous & Co., Inc. (collectively the "Representatives") and the other several Underwriters (as hereinafter defined) on whose behalf the Representatives are acting, in connection with the several purchases of the Units by the Underwriters. J.P. Turner & Company, L.L.C. may be referred to hereinafter as the "Managing Representative".

         1.  DESCRIPTION OF THE SECURITIES.

         The Company proposes to issue and sell (the "Offering") an aggregate of 1,700,000 units (the "Units"), each of which shall consist of one share of its common stock, par value $0.01 per share (the "Common Stock"), and one redeemable warrant entitling the holder thereof to purchase one share of the Company's Common Stock at a purchase price of $11.00 (the "Warrants"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Units will not be listed on any exchange and will never trade. The components of the Units, i.e. the Common Stock and the Warrants, are issuable separately and will be separately tradable immediately upon issuance. The Units to be issued and sold to the Underwriters by the Company are hereinafter referred to as the "Firm Units." The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 255,000 Units (the "Additional Units"), if any, for the purpose of covering over-allotments in the sale of the Firm Units. The persons named in Schedule II hereto (the "Selling Shareholders") propose to sell to the several Underwriters an aggregate of 255,000 shares of Common Stock of the Company (the "Additional Unit Shares") that shall underlie the Units if and to the extent that the Underwriters exercise the over-allotment option. The Company and the Selling Shareholders are hereinafter sometimes referred to as the "Sellers." The Firm Units and the Additional Units (excluding the Additional Unit Shares to be sold by the Selling Shareholders) are hereinafter collectively referred to as the "Company Securities." The Firm Units and the Additional Units (including the Additional Unit Shares) are hereinafter collectively referred to as the "Units." The shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares."

            (a)   The Warrants.

         The terms of the Warrants are set forth in the Warrant Agreement between the Company and American Stock Transfer & Trust Company, the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

            (b)   The Underwriters' Securities.

         The Company will sell to the Representatives, for $10.00, a warrant to purchase an amount equal to ten percent 10% of the Firm Units sold in this Offering (a maximum of 170,000 shares of Common Stock and 170,000 Warrants, which together comprise 170,000 Units) (the "Underwriters' Warrants," and collectively with the securities underlying the Underwriters' Warrants together with any adjustments as provided by their terms, the "Underwriters' Securities"). The form of the Underwriters' Warrants setting forth the terms thereof is attached hereto as Exhibit B and incorporated herein by this reference.

         2. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-53387) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         3. AGREEMENTS TO SELL AND PURCHASE. Subject to such adjustments as you may determine in order to avoid fractional Units, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.25 per Unit (allocated between the share of Common Stock and the Warrant in the amount of $8.00 and $1.25, respectively) (the "purchase price per Unit"), less an underwriting discount of eight and one half percent (8.5%), the number of Firm Units which bears the same proportion to the aggregate number of Firm Units to be issued and sold by the Company as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 13 hereof) bears to the aggregate number of Firm Units to be sold by the Company.

         The Company and each of the Selling Shareholders also agree, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company and each of the Selling Shareholders pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 45th day after the date of the Prospectus (or, if such 45th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 255,000 Warrants and 255,000 Additional Unit Shares (which together shall constitute the Additional Units) from the Company and each of the Selling Shareholders, respectively. Additional Units may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Units. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company and each of the Selling Shareholders the number of Warrants and shares of Common Stock, respectively, (subject to such adjustments as you may determine in order to avoid fractional Warrants or shares of Common Stock) allocated to them in the sole and exclusive discretion of the Managing Representative. Such allocation shall not exceed the same proportion when taken as a Unit to the number of Additional Units to be sold by the Company and each of the Selling Shareholders as the number of Firm Units set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Firm Units increased as set forth in Section 13 hereof) bears to the aggregate number of Firm Units increased as set forth in Section 13 hereof) bears to the aggregate number of Firm Units to be sold by the Company.

         Certificates in transferable form for the Additional Unit Shares underlying the Additional Units which each of the Selling Shareholders agrees to sell pursuant to this Agreement have been placed in custody with American Stock Transfer & Trust Company (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Shareholders appointing David R. Little or Gary
A. Allcorn as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Shareholder agrees that: (i) the Additional Unit Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Shareholder; (ii) the arrangements made by the Selling Shareholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and (iii) the obligations of the Selling Shareholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Shareholder or by operation of law, except as specifically provided in the Custody Agreement. The Attorneys-in-Fact agree to perform their duties under the Custody Agreement.

         4. TERMS OF PUBLIC OFFERING. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

         5. DELIVERY OF THE COMMON STOCK AND WARRANTS AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Units shall be made at the office of J.P. Turner & Company, L.L.C., 3340 Peachtree Road, Suite 450, Atlanta, Georgia 30326, at 10:00 A.M., New York City time, on _______, 1999 (the "Closing Date"). The place of closing for the Firm Units and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the aforementioned office of J.P. Turner & Company, L.L.C. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. The place of closing for any Additional Units and the Option Closing Date for such Units may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Certificates for the Common Stock and Warrants comprising the Firm Units and for any Additional Units (including for the Additional Unit Shares) to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City, New York for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Common Stock and Warrants comprising the Firm Units and any

Additional Units to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds to the order of the Company and the Attorneys-in-Fact. If the Representatives so elect, delivery of the Common Stock and Warrants comprising the Firm Units and for any Additional Units (including for the Additional Unit Shares) may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

         6. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

             (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

             (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

             (c) The Company will furnish to you, without charge: (i) four signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement; and (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

             (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

             (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you and to others designated by you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

             (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time after the Closing of the Offering for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter, each dealer or each of their respective designees, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers or each of their respective designees a reasonable number of copies thereof.

             (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

             (h) During the period of five years hereafter, the Company will furnish to you: (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed publicly with the Commission; (ii) as soon as available, a copy of each press release issued by the

Company; and (iii) from time to time such other information concerning the Company as you may reasonably request.

             (i) The Company will apply the net proceeds from the sale of the Company Securities to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

             (j) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

             (k) Except as provided in this Agreement, for a period of two years the Company will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, except for: (i) the sale of shares of Common Stock and Warrants underlying the Units to the Underwriters pursuant to this Agreement and the shares of Common Stock issuable upon exercise of the Warrants; (ii) the grant of options and the issuance of shares of Common Stock pursuant to the Company's existing Long-Term Incentive Plan and options outstanding on the date hereof and the surrender of shares of Common Stock in payment of the exercise price of stock options after the date of the Prospectus; (iii) the issuance of shares of Common Stock pursuant to an acquisition of another company's stock or assets; and (iv) the issuance of the Underwriters' Securities.

             (l) xcept as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units, the Common Stock or the Warrants to facilitate the sale or resale of the Units or their components.

             (m) The Company will use its best efforts to have the shares of Common Stock and Warrants which it agrees to sell under this Agreement and the Additional Unit Shares listed, subject to notice of issuance, on the Nasdaq National Market on or before the Closing Date.

             (n) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants and issuable upon exercise of the Underwriters' Warrants (including the underlying securities) outstanding from time to time.

             (o) Following the Effective Date and from time to time thereafter, so long as the Warrants or the Underwriters' Warrants are outstanding, the Company will timely prepare and file at its sole cost and expense one or more post-effective amendments to the Registration Statement or a new registration statement as required by law as will permit holders of Warrants and Underwriters' Warrants to be furnished with a current prospectus in the event Warrants or Underwriters' Warrants are exercised, and to use its reasonable efforts and due diligence to have same be declared effective. The Company will deliver a draft of each such post-effective amendment or new registration statement to the Underwriter at least ten days prior to the filing of such post-effective amendment or registration statement.

             (p) Following the Effective Date and from time to time thereafter so long as any of the Warrants or Underwriters' Warrants remain outstanding, the Company will timely deliver and supply to its Warrant Agent sufficient copies of the Company's current Prospectus, as will enable such Warrant Agent to deliver a copy of such Prospectus to any Warrant or other holder where such Prospectus delivery is by law required to be made.

             (q) So long as any of the Warrants or Underwriters' Warrants remain outstanding, the Company shall continue to employ the services of a nationally recognized firm of independent certified public accountants in connection with the preparation of the financial statements to be included in any registration statement to be filed by the Company hereunder, or any amendment or supplement thereto.

             (r) So long as any of the Warrants or Underwriters' Warrants remain outstanding, the Company shall continue to appoint a Warrant Agent for the Warrants.

             (s) Following the Effective Date and for a period of five years thereafter, the Company shall maintain a Board of Directors of not less than five members, a majority of which shall be outside and independent members.

             (t) The Company agrees to designate the Representatives as its exclusive warrant solicitation agents and to pay the Representatives a fee of five percent (5%) of the aggregate exercise price of the Warrants if: (i) the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants is solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrant; and (v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Exchange Act. The Company agrees not to solicit the exercise of any Warrants other than through the Representatives and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Representatives which will not be unreasonably withheld. The Warrant solicitation fee will not be paid in a non-solicited transaction. No Warrant solicitation by the Representatives will occur for a period of 12 months from the Effective Date.

             (u) The Company shall, no later than thirty-five business days after the Closing, engage at least one additional firm which is acceptable to the Managing Representative to provide industry research and/or investor relations and advice to the Company for a period of one year. If the Company does not engage such firm within the prescribed time period, it hereby authorizes the Managing Representative on its behalf, to engage and enter into such agreements as are customary and appropriate for the retention of such firm.

             (v) Subject to the limitations set forth in Section 12(a)(vi), the Company shall place, at its expense, a tombstone advertisement (the "Tombstone") relating to the Offering in the

Wall Street Journal on such date and as requested by and in such form as may be reasonably acceptable to, the Managing Representative.

         7. AGREEMENTS OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders agrees with the several Underwriters as follows:

             (a) Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

             (b) Such Selling Shareholder will pay all federal and other taxes, if any, on the transfer or sale of the Additional Unit Shares being sold by the Selling Shareholder to the Underwriters.

             (c) Such Selling Shareholder will do or perform all things required to be done or performed by the Selling Shareholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Additional Unit Shares pursuant to this Agreement.

             (d) Such Selling Shareholder has executed or will execute a "lock-up" letter as provided in Section 11(n) below no later than the Closing Date.

             (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Shareholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units or the underlying Common Stock or Warrants to facilitate the sale or resale of the Units, or its components.

             (f) Such Selling Shareholder will advise you promptly and, if requested by you, will confirm such advice in writing, within the period of time referred to in Section 6(f) hereof, of any change in the information relating to such Selling Shareholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

         8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

             (a) When the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, the

Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

             (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-1 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made), except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

             (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Company Securities and the Underwriters' Securities, to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

             (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

             (e) All the Company's subsidiaries that are "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance except the pledge thereof, as disclosed in the Registration Statement, to secure the loans of the Company and its subsidiaries with their bank lender.

             (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act.

             (g) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

             (h) Neither the issuance and sale of the Company Securities, nor the Underwriters' Securities to be sold by the Company, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby: (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Company Securities and the Underwriters' Agreement, under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries; or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

             (i) The accountants, Arthur Andersen, L.L.P. and KPMG, L.L.P. who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

             (j) The consolidated historical and pro forma financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, both historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

             (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally, (b) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) as such enforceability may be subject to limitations on rights to indemnity or contribution or both by the federal or state securities laws or the public policies underlying such laws.

             (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

             (m) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement or Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement, and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid and enforceable leases.

             (n) The Company has not distributed and, prior to the later to occur of: (i) the Closing Date; and (ii) the completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

             (o) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

             (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (q) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

             (r) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

             (s) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

             (t) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

             (u) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

         9. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder represents and warrants to each Underwriter that:

             (a) Such Selling Shareholder on the Closing Date will have, valid title to the Additional Unit Shares to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

             (b) Such Selling Shareholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign transfer and deliver such Additional Unit Shares in the manner provided in this Agreement, and upon delivery of and payment for such Additional Unit Shares hereunder, the several Underwriters will acquire valid title to such shares of Common Stock free and clear of any lien, claim, security interest or other encumbrance.

             (c) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally, (b) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) as such enforceability may be subject to limitations on rights to indemnity or contribution or both by the federal or state securities laws or the public policies underlying such laws.

             (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Shareholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Shareholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the shares of Common Stock or such as has been obtained) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is or may be bound or to which any of such Selling Shareholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Shareholder or to any property or assets of such Selling Shareholder.

             (e) The Registration Statement and the Prospectus, insofar as they relate to such Selling Shareholder, do not and on the Closing Date will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (as to the Prospectus, in light of the circumstances under which they were made).

             (f) Such Selling Shareholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (as to the Prospectus, in light of the circumstances under which they were made).

             (g) The representations and warranties of such Selling Shareholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

             (h) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Additional Unit Shares, except for the lock-up arrangements described in the Prospectus.

         10. INDEMNIFICATION AND CONTRIBUTION.

             (a) The Company and each of David R. Little, Jerry J. Jones and Bryan H. Wimberly (Messrs. Little, Jones and Wimberly for purposes of this
Section 10 are collectively referred to as "Indemnifying Selling Shareholders"), jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (as to the Prospectus or any supplement or amendment thereto, in light of the circumstances in which they were made), except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Company Securities and the Additional Unit Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. Notwithstanding anything to the contrary set forth in this Subsection (a), the Indemnifying Selling Shareholders indemnification obligations hereunder shall not apply to any claims related to information concerning the Company for which they did not have actual knowledge and shall be limited to the aggregate proceeds received by such Selling Shareholder in the Offering. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Selling Shareholder may otherwise have.

             (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Shareholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the indemnifying parties have agreed in writing to pay such fees and expenses; (ii) the indemnifying parties have failed to assume the defense and employ counsel; or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Managing Representative, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

             (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Shareholder, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Shareholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Shareholders, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.

             (d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Units; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions and other compensation received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, including the notes thereto; provided that, in the event that the Underwriters shall have purchased any Additional Unit Shares hereunder, any determination of the relative benefits received by the Company, the Selling Shareholders or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (e) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 10 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and other compensation received by the Underwriter in connection with the Offering and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total price of the Additional Shares received by such Selling Shareholder exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission in connection with the information on the Company provided in the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 10 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule II hereto (or such numbers of Firm Units increased as set forth in Section 13 hereof) and not joint.

             (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

             (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect until the later to occur of the fourth anniversary of the date hereof or the expiration of all applicable statutes of limitations, regardless of: (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or the Selling Shareholders or any person controlling the Company; (ii) acceptance of any Units and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

         11. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

             (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

             (b) Subsequent to the effective date of this Agreement, there shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries, taken as a whole, not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Units; or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Shareholder which makes any material statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Units.

             (c) You shall have received an opinion, dated on the Closing Date, of Fulbright & Jaworski, L.L.P., counsel for the Company reasonably satisfactory to you in form and substance.

             (d) You s shall have received an opinion, dated on the Closing Date, of Fulbright & Jaworski, L.L.P., special counsel to the Selling Shareholders, reasonably satisfactory to you in form and substance.

             (e) You shall have received on the Closing Date an opinion of Greenberg Traurig, P.A., counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, in form and substance reasonably satisfactory to you.

             (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Anderson LLP independent certified public accountant, substantially in the forms heretofore approved by you.

             (g) All the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 11(g) and in Section 11(h) hereof.

             (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its obligations or agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

             (i) All the representations and warranties of the Selling Shareholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Shareholders to the effect set forth in this Section 11(i) and in Section 11(j) hereof.

             (j) The Selling Shareholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their obligations or agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

             (k) Prior to the Closing Date the shares of Common Stock and Warrants which the Company agrees to sell pursuant to this Agreement shall have been listed, subject to notice of issuance, on the Nasdaq National Market.

             (l) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

             (m) You shall have received "lock-up" letters, in form and substance satisfactory to you, signed by each of the Company's current officers and each of the Selling Shareholders.

             (n) The Company shall have executed and delivered a Consulting Agreement, in form and substance satisfactory to you.

             (o) The Company shall have delivered to you the Underwriters' Warrants in the form attached hereto as Exhibit B.

             All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

             Any certificate or document signed by any officer of the Company or any Attorneys-in-Fact or any Selling Shareholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, the Selling Shareholders or the particular Selling Shareholder, as the case may be, to each Underwriter as to the statements made therein.

             The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 11, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d) and
(e) shall be revised to reflect the sale of Additional Units.

         12. EXPENSES.

             (a) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the

Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Common Stock and the Warrants, including any stamp taxes in connection with the original issuance and sale of the Company Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) all costs and expenses up to $10,000 for the placement of the Tombstone pursuant to Section 6(v), the preparation, printing, purchase and delivery of such number of lucite mementos as the Managing Representative shall determine and the preparation, printing, binding, copying and delivery of a number of bound volumes of closing documents as the Managing Representative shall determine; (vi) the listing of the Common Stock and Warrants on the Nasdaq National Market; (vii) the registration or qualification of the Company Securities and the Additional Unit Shares, for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 6(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (ix) the transportation, lodging and other expenses incurred by or on behalf of Company representatives and the Representatives in connection with presentations to prospective purchasers of the Units; and (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholders.

             (b) In addition to the expenses to be paid and borne by the Company referred to in Section 12(a) above, the Company shall reimburse you at closing for expenses incurred by you in connection with the Offering (for which you need not make any accounting), in the amount of 2% of the price to the public of the Firm Units and Additional Units sold in the Offering (the "Non-Accountable Expense Allowance"). The Non-Accountable Expense Allowance shall cover, among other things, the fees of your legal counsel, but shall not include any expenses for which the Company is responsible under Section 12(a) above, including the reasonable fees and disbursements of your legal counsel with respect to Blue Sky and NASD matters. As of the date hereof, $25,000 has been advanced by the Company to the Underwriters with respect to such Non-Accountable Expense Allowance.

             (c) In the event that the Company does not or cannot, for any reason whatsoever other than a default by the Underwriters, expeditiously proceed with the Offering, or if any of the representations, warranties or covenants contained in this Agreement are not materially correct or cannot be complied with by the Company, or business prospects or obligations of the Company are adversely affected and the Company does not commence or continue with the Offering at any time, or terminates the proposed transaction prior to the Closing Date, or the Representatives terminate this Agreement because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters on an accountable basis for all out-of-pocket expenses actually incurred in connection with the Underwriting, this Agreement and all of the transactions hereby contemplated, including, without limitation, your legal fees and expenses. Out-of-pocket expenses shall include, without limitation, time spent by the Representatives' employees and agents, calculated at the following hourly rates: (i) Principals, $300 per hour; (ii) Directors, $200 per hour;
(iii) Analysts, $150 per hour; and (iv) Administrative Personnel, $75 per hour.

         13. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Shareholders.

         If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Units which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Agreement Among Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase on the Closing Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 13 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         14. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Shareholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Units at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Units by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         15. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization and market making legends on the inside cover page, and the statements in the first, second, third, fifteenth, sixteenth and penultimate paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 8(b) and 10 hereof. The first paragraph under the caption "Underwriting" will contain the names and participations of the underwriters; the third paragraph will contain the selling concession and the reallowance.

         16. MISCELLANEOUS. Except as otherwise provided in Sections 6, 13 and 14 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered: (i) if to the Company, at the office of the Company at 7272 Pinemont, Houston, Texas 77040, Attention: David R. Little, Chairman of the Board, Chief Executive Officer and President; or (ii) if to the Selling Shareholders, c/o Gary A. Allcorn or David R. Little, Attorneys-in-Fact, 7272 Pinemont, Houston, Texas 77040; or (iii) if to each of you, as the Representatives and the several Underwriters, then to J.P. Turner & Company, L.L.C., 3340 Peachtree Road, Suite 450, Atlanta, GA 30326, Attention: Director of Investment Banking, Millennium Financial Group, Inc., 235 West 56th Street, Suite 37E, New York, New York 10019, Attention: President, and HD Brous & Co., Inc., 40 Cuttermill Road, Suite 500, Great Neck, New York 11020, Attention:
President.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Selling Shareholders, the Company, its directors and officers, and the other controlling persons referred to in Section 10 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this

Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

         17. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each party hereto agrees to submit to the personal jurisdiction and venue of the State and/or federal courts located in New York, New York, for resolution of all disputes arising out of, in connection with, or by reason of the interpretation, construction, and enforcement of this agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                     Very truly yours,

                                     DXP ENTERPRISES, INC.

                                     By:
                                         -------------------------------------
                                             David R. Little
                                             Chairman of the Board,
                                             Chief Executive Officer
                                             and President

                                             Each of the Selling Shareholders
                                             named in Schedule I hereto

                                     By:
                                         -------------------------------------
                                             David R. Little,
                                             Attorney-in-Fact

                                     By:
                                         -------------------------------------
                                             Gary A. Allcorn,
                                             Attorney-in-Fact


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

J.P. TURNER & COMPANY, L.L.C.
MILLENNIUM FINANCIAL GROUP, INC.
HD BROUS & CO., INC.

As Representatives of the Several Underwriters

J.P. TURNER & COMPANY, L.L.C.            MILLENNIUM FINANCIAL GROUP, INC.


By:                                      By:
     ----------------------------------      ----------------------------------
         William Mello, President
                                         As Its:
                                                 ------------------------------


HD BROUS & CO., INC.


By:
     ----------------------------------

As Its:
        -------------------------------

                                   SCHEDULE I

                                  UNDERWRITERS.

                              DXP ENTERPRISES, INC.

                  NAME OF
                 UNDERWRITER                         FIRM UNITS
                 -----------                         ----------
J.P. Turner & Company, L.L.C.

Millennium Financial Group, Inc.

HD Brous & Co., Inc.
                                                     -------------
         TOTAL                                         1,700,000
                                                     =============

                                   SCHEDULE II

                              SELLING SHAREHOLDERS

                              DXP ENTERPRISES, INC.


                                                               NUMBER OF
                   SELLING SHAREHOLDERS                    ADDITIONAL SHARES
                   --------------------                    -----------------
David R. Little                                                  85,000

Jerry J. Jones                                                   85,000

Bryan H. Wimberly                                                85,000
                                                                 -------
         TOTAL                                                   255,000
                                                                 =======




                                       ii